Exhibit 99.1

Journey Medical Corporation Acquires Two FDA-Approved Topical Minocycline Products and Molecule Stabilizing Technology (MST)™ Franchise from VYNE Therapeutics, Inc.

Franchise includes AMZEEQ® for the treatment of acne and ZILXI® for the treatment of rosacea, and a development-stage dermatology program (FCD105) along with the MST proprietary platform

Acquisition expands Journey Medical’s portfolio to nine marketed dermatology products

East West Bank Credit agreement expanded to $30.0 million

Scottsdale, AZ – January 13, 2022 – Journey Medical Corporation (NASDAQ: DERM) (“Journey Medical”), a commercial-stage pharmaceutical company that focuses on the development and commercialization of pharmaceutical products for the treatment of dermatological conditions, today announced that the company entered into a definitive agreement with VYNE Therapeutics, Inc. (“VYNE”) to acquire its Molecule Stabilizing Technology (“MST”)™ franchise for an upfront payment of $20.0 million and an additional $5.0 million on the one (1)-year anniversary of the closing. The agreement also provides for contingent net sales milestone payments. The first year that annual net sales reach each of $100 million, $200 million, $300 million, $400 million and $500 million, a one-time payment of $10 million, $20 million, $30 million, $40 million and $50 million, respectively, will be paid in that year only, per product, totaling up to $450.0 million. The franchise includes two FDA-approved products (AMZEEQ® and ZILXI®), and a development-stage dermatology program (FCD105) along with the MST proprietary platform. The transaction closed simultaneously with signing.

These proprietary foam-based products optimize the topical delivery of minocycline, an active pharmaceutical ingredient that was previously available only in oral form. Approved by the U.S. Food and Drug Administration (“FDA”) nearly 50 years ago, minocycline is a well-established molecule that has been prescribed, in oral formulation, over 30 million times in the past decade.

AMZEEQ (minocycline) topical foam, 4%, is the first and only topical formulation of minocycline to be approved by the FDA for the treatment of inflammatory lesions of non-nodular moderate to severe acne vulgaris in adults and children 9 years and older. According to the American Academy of Dermatology (“AAD”), acne is the most common skin condition in the United States, affecting up to 50 million Americans annually.

Approved by the FDA in May 2020, ZILXI (minocycline) topical foam, 1.5%, is the first and only topical minocycline treatment for inflammatory lesions due to rosacea in adults. Rosacea is a common skin disease that affects 16 million Americans, according to AAD. Market research shows that over 70% of patients with rosacea are seeking better alternatives to current treatments.

AMZEEQ and ZILXI generated approximately $4 million in net sales in the U.S. in the third quarter of 2021.

Claude Maraoui, Journey Medical’s President and Chief Executive Officer, said, “This accretive acquisition complements our existing dermatology portfolio, allowing us to leverage our existing infrastructure and seasoned dermatology sales force while continuing to drive our net sales growth. We are excited to expand our dermatologic footprint with AMZEEQ and ZILXI, two unique topical products that complement our seven currently marketed prescription-based products, including QBREXZA® and three prescription acne products. Additionally, our development stage product candidate, DFD-29, is being evaluated in a Phase 3 clinical program for the treatment of inflammatory lesions of rosacea. We look forward to bringing AMZEEQ and ZILXI to patients in need, while further demonstrating our commitment to dermatology.”

In conjunction with today’s announcement of its closing on the asset purchase, Journey Medical has expanded its credit agreement with East West Bank to $30.0 million.

“We are pleased to have the support of East West Bank, which helps fuel our continued growth by enabling us to strategically acquire additional dermatology assets while providing operating funds as we market our robust portfolio of FDA-approved products,” added Mr. Maraoui.

About Journey Medical Corporation

Journey Medical Corporation (NASDAQ: DERM) (“Journey Medical”) is focused on identifying, acquiring, developing and strategically commercializing innovative, differentiated dermatology products through its efficient sales and marketing model. The company currently markets seven products that help treat and heal common skin conditions. The Journey Medical team is comprised of industry experts with extensive experience commercializing some of the most successful prescription dermatology brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). Journey is registered under the Securities Exchange Act of 1934, as amended, and files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks relating to the timing of starting and completing clinical trials; our dependence on third-party suppliers; risks relating to the COVID-19 outbreak and its potential impact on our employees’ and consultants’ ability to complete work in a timely manner and on our ability to obtain additional financing on favorable terms or at all; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.

AMZEEQ and ZILXI Important Safety Information

Indications

AMZEEQ® (minocycline) topical foam, 4% is for the treatment of pimples and red bumps (non-nodular inflammatory lesions) that happen with moderate to severe acne in patients 9 years age and older. It is not known if AMZEEQ is safe and effective in children under 9 years of age.

ZILXI™ (minocycline) topical foam, 1.5% is for the treatment of adults with pimples and bumps caused by a condition called rosacea. It is not known if ZILXI is safe and effective in children.

AMZEEQ and ZILXI are both topical forms of the antibiotic minocycline and are available by prescription only. ZILXI and AMZEEQ are for use on skin only (topical use). AMZEEQ and ZILXI are not for use in the mouth, eyes or vagina.

AMZEEQ and ZILXI should not be used for the treatment of infections.

Important Safety Information

AMZEEQ and ZILXI should not be used in people who are allergic to AMZEEQ and ZILXI, or any tetracycline medicine. Use of AMZEEQ and ZILXI should be stopped right away if a rash or other allergic symptom occurs.

AMZEEQ and ZILXI should not be used in women who are pregnant, may become pregnant or are nursing. If a woman becomes pregnant while using AMZEEQ and ZILXI, she should talk to her doctor. Tetracycline medicine when taken by mouth during pregnancy, infancy and/or childhood up to the age of 8 years may permanently discolor teeth (yellow-gray-brown) and may slow the growth of bones.

AMZEEQ and ZILXI are flammable and fire, flame, and smoking must be avoided when applying and right after applying AMZEEQ and ZILXI.

People should protect their skin from the sun while using AMZEEQ and ZILXI and avoid sunlight or artificial sunlight such as sunlamps or tanning beds. Use of AMZEEQ and ZILXI should be stopped if skin is sunburned.

When taken by mouth, minocycline may cause feelings of lightheadedness, dizziness or spinning. People should not drive or operate dangerous machinery if they have these symptoms.

AMZEEQ and ZILXI are both topical foams that contain minocycline, a tetracycline medicine. They are not taken by mouth. However, tetracyclines, when taken by mouth (capsules or tablets), may cause serious side effects, including: diarrhea, including watery or bloody stools; loss of appetite; tiredness; yellowing of the skin or eyes; bleeding more easily than normal; confusion; sleepiness; vision changes, including blurred vision, double vision, or permanent vision loss; unusual headaches; fever; rash; joint pain; body weakness; discoloration or darkening of the skin, scars, teeth, or gums. People should call their doctor right away if these side effects occur.

The most common side effect of AMZEEQ is headache. The most common side effect of ZILXI is diarrhea.

These are not all of the possible side effects for AMZEEQ and ZILXI. People should contact their doctor for medical advice about side effects and be sure to tell their doctor about all of their medical conditions and medicines they take before using AMZEEQ and ZILXI.

People are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Please see full Prescribing Information for AMZEEQ and ZILXI.

Company Contacts:

Jaclyn Jaffe and Bill Begien

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com